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                                                                    EXHIBIT 10.8


                                                               WM&C DRAFT 6/6/96


                              EMPLOYMENT AGREEMENT

          AGREEMENT entered as of the ____ day of June, 1996 by and between DONNA KARAN INTERNATIONAL INC., a Delaware corporation, having an office at 550 Seventh Avenue, New York, NY 10018 (the "Company") and DONNA KARAN ("Executive").


                              W I T N E S S E T H:
                              - - - - - - - - - -
          WHEREAS, Executive was the founder of the predecessor entities of the Company and has acted as chief executive and Chief Designer for such entities for more than ten years; and

          WHEREAS, the Company recognizes that Executive's talents and abilities are unique, and have been integral to the success of such predecessor entities; and

          WHEREAS, the Company wishes to secure the ongoing services of Executive on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, it is agreed as follows:

          1.  Employment. The Company hereby employs Executive and Executive
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hereby accepts employment by the Company on the terms and conditions hereinafter set forth, to act as Chairman of the Board of Directors, Chief Executive Officer and Chief Designer for the Company, its subsidiaries and affiliated companies, and, if so elected, to act as Chairman of the Board of

Directors of the Company and of its subsidiaries and affiliated companies.

          2.  Duties and Scope of Authority. The Company hereby agrees that,
              -----------------------------
except to the extent that Executive otherwise consents in writing, during the term of this Agreement:

          (a) Executive shall be the sole Chairman, sole Chief Executive Officer and sole Chief Designer for the Company, its subsidiaries and affiliated companies;

          (b) The Company shall cause Executive to be nominated as a director of the Company on management's slate of nominees;

          (c) All executives of the Company, its divisions, subsidiaries and affiliates shall report directly or indirectly to Executive;

          (d) Executive's authority, jurisdiction and responsibility as Chairman, Chief Executive Officer and Chief Designer shall not be diminished in form or substance from the authority, jurisdiction and responsibility that is presently provided to the predecessor entities of the Company she presently enjoys;

          (e) Executive shall have ultimate creative and artistic control over any and all items produced by the Company or any of its subsidiaries and licensees, including ultimate control of the design, presentation, advertising, marketing, licensing, sublicensing and other exploitation (including, but not limited to, for so long as Executive is Chairman, Chief Executive Officer or Chief Designer, sole authority to execute any and all license and

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sublicense agreements or agreements of any kind relating to licensing and sublicensing) of such products and brands;

          (f) Executive shall have the right to approve or disapprove any and all of the Company's strategic plans, products, licenses, new divisions, new brands, and organizational structure; and

          (g) No action will be taken by the Company to diminish the scope of Executive's responsibility and authority as set forth herein, or to render it difficult or impossible for Executive to carry out her duties.

          3.  Location; Office and Staff.  During the term of this Agreement,
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the Company's principal executive offices shall be in New York City and
Executive shall not be required to relocate to any other location. During the term of this agreement the Company shall provide Executive with an office and staff in the Company's New York City executive headquarters no less favorable to Executive than that presently provided to her.

          4.  Devotion of Time.  During the term hereof, the Executive shall
              ----------------
devote substantially all of her business time and attention to the business and affairs of the Company and its subsidiaries and affiliated companies and use her best efforts to promote the business and reputation thereof, except that Executive may engage in the following activities during the term of her employment for her own personal benefit: (i) personal endorsements, personal appearances, radio, television and theater programs, motion pictures, recordings and video cassettes, laser

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disks and other similar items intended for viewing by the general public
(provided that the subject matter does not relate principally to products sold by the Company, its subsidiaries, affiliates or its sub-licensees), (ii) creation of biographical and autobiographical materials, (iii) writing books and other writings, (iv) speaking and teaching engagements, (v) photography, (vi) the fine arts, (vii) designing (including apparel designing) for stage, films, television and other such media, (viii) the operation and/or ownership of restaurants, health food shops and spas, (ix) architectural, industrial and interior design services (exclusive of home furnishings other than samples), (x) the design, manufacture and sale of limited editions of products of the Company based upon such architectural, industrial and interior designs, (xi) consultation services in connection with any of the foregoing activities; provided, that such activities shall not interfere with Executive's primary obligations to the Company. Executive shall have no interest in, and will not perform any service for, any other business entity which is in direct competition with the Company's principal product lines and price points, which activity could reasonably be anticipated to have a material adverse effect on the Company's business or operations taken as a whole, except that this prohibition shall not apply to passive investments by Executive in publicly-traded companies or Executive's investment in Gabrielle Studio, Inc.

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          5.  Term.  The term of this Agreement shall commence as of the date
              ----
hereof with respect to Executive's role as Chairman, Chief Executive Officer and Chief Designer, and shall continue for an initial term ending on December 31, 1999. Such initial term (the "Initial Term") shall continue thereafter in automatically renewable successive terms of three year periods as Chairman of the Board of Directors, Chief Executive Officer and Chief Designer, unless terminated (i) by the Company for "cause" as provided in paragraph 9(c) hereof, or (ii) by Executive as provided in paragraphs 9(a) or 9(b) hereof. All aspects of this Agreement shall remain in full force and effect as long as Executive continues to serve as either Chairman of the Board of Directors, Chief Executive Officer or Chief Designer hereunder (or any combination thereof).

          6.  Compensation.  In consideration for the services to be rendered by
              ------------
Executive for any capacity for which she is employed hereunder, the Company agrees to:

          (a) pay to Executive a base salary at the rate of $500,000 per annum, such amount to be paid in equal installments on the Company's regular payroll dates. In years subsequent to 1996, such salary shall be adjusted by the percentage increase in the Consumer Price Index for All Urban Customers ("CPI-U") for the month of November immediately preceding the relevant annual period over the CPI-U of the preceding annual period. The "CPI-U" referred to herein is that CPI-U published by the Bureau of Labor Statistics, U.S. Department of Labor, for all United States cities (U.S. city average), based upon 1982-4 equalling 100, or the successor or supplement thereto if publication thereof should be discontinued or modified.

          (b) in respect of each fiscal year of the Company during the term of employment commencing with the 1996 fiscal year, pay to Executive an incentive bonus equal to a percentage of Executive's then current salary, which percentage shall be equal to: the Company's Adjusted Pretax Profit (as defined below) for the fiscal year in question divided by $50,000,000 (which quotient shall be expressed as a percentage) less 60 percentage points, which resulting percentage will then by multiplied by 2.5. The incentive bonus shall not be less than zero nor more than 100% of Executive's then current base salary. If this Agreement terminates at any time other than the end of a fiscal year, then the Executive shall be entitled to an incentive bonus equal to the product of the amount of the incentive bonus payable for the fiscal year ended prior to the termination of the Executive's employment multiplied by a fraction, the numerator of which is the number of days from the commencement of the Company's fiscal year in question to the date of termination, and the denominator of which is 365. Such incentive bonus shall be paid within fifteen (15) days of the completion of the Company's audited financial statements with respect to any fiscal year but not later than April 15 of the succeeding year.

          For purposes hereof, the "Adjusted Pretax Profit" of the Company for any fiscal year shall mean the pretax income from

                                      -6-
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continuing operations before (i) extraordinary items, (ii) cumulative effect of changes in accounting principles for such fiscal year, (iii) royalties payable for such year by the Company and any of its subsidiaries and affiliates to Gabrielle Studio, Inc. (iv) the incentive bonuses payable to Donna Karan and Stephan Weiss (but only to the extent these incentive bonuses have been accrued), (v) those costs associated with operating a public company (i.e.,
                                                                      ----
directors' and officers' insurance, preparation of

Securities and Exchange Commission filings, etc.), and (vi) such other adjustments as may be necessary to make the components of pretax income of the Company for any fiscal year subsequent to 1996 comparable to the components of pretax income of the Company for 1995.

          (c) include Executive in the Company's employee benefit and stock option plans, if any, upon terms commensurate with, and in a manner consistent with, Executive's position in the Company, Executive's stature in the industry, and the terms of such plans, which benefits to Executive shall be at least equal to or greater than benefits received by any other employee of the Company, except that Executive shall not participate in the Company's 1996 Stock Incentive Plan or the 1996 Non-Employee Director Stock Option Plan (but shall be eligible to participate in any subsequent Plans and except for the 1996 Non-Employee Director Stock Opton Plan).


          7.  Expenses; Benefits.  The Company shall pay or reimburse Executive
              ------------------
for all reasonable out-of-pocket expenses incurred in the performance of her services hereunder, in accordance with the Company's applicable expense reimbursement and related policies and procedures as in effect from time to

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time.  In addition to Executive's base salary, incentive bonus and employee benefits, which shall be reviewed periodically by the Compensation Committee of the Board of Directors of the Company, Executive shall be entitled to participate in all group life, health, hospital, medical and dental and disability insurance programs maintained by the Company and made available to senior executive officers of the Company generally. Executive shall also be entitled to receive from the Company such benefits and perquisites as are consistent with her position in the Company and her stature in the industry, which benefits and perquisites shall be at least equal to or greater than those received by any other employee of the Company. Such benefits provided by the Company shall include, but not be limited to:

          (a) the use by Executive of a late model top of the line automobile selected by her; payment by the Company or reimbursement to Executive of all expenses incurred for maintaining and garaging such automobile; a driver for such automobile, who, in order to protect the Company's interest in Executive, may also be required to serve as Executive's bodyguard; and payment to Executive annually of such amount as is required to gross up the Executive for Federal, state and local taxes payable as a result of these benefits.

          (b) in all business travel, first-class transportation and lodging for Executive and any of her family members traveling with her, if any, of a style and nature which

                                      -8-
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reflects the importance of Executive's position in the Company and in the fashion industry.

          8.  Vacation.  Executive shall be entitled to take such vacations and
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attend such meetings, conferences and conventions as she, in her sole discretion, shall determine to be consistent with her responsibilities hereunder, but shall not be less than the time that has been available to her for such vacation and other activities on behalf of the predecessor entities of the Company.

          9.  Termination.
              -----------
          (a) This Agreement may be terminated by Executive without reason (i) during the Initial Term in her capacity as Chief Executive Officer, provided that during such Initial Term she remains as Chairman and Chief Designer hereunder, and (ii) at any time after the Initial Term. Such termination shall be by written notice effective not less than four (4) months after the giving of such notice. For a period of one year after termination of this Agreement by Executive pursuant to this Section 9(a), Executive shall not participate or engage, directly or indirectly, for herself or on behalf of or in conjunction with any person, partnership, corporation or other entity, in any business activities that are directly competitive with the Company's current principal product lines and price points and could reasonably be expected to have a material adverse effect on the Company; provided, however, subject to the terms
                                        --------  -------
and provisions of that certain Stockholders Agreement dated the date hereof by and among the Company, the Executive, Stephan Weiss, the Trust under Trust Agreement for the benefit of Lisa Weiss Keyes, Corey Weiss and Gabrielle Karan, and the Trust under Trust Agreement for the benefit of Donna Karan, that this
Section 9(a) shall in no way limit Executive's ability to participate or engage,

                                      -9-
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directly or indirectly, for herself or on behalf of or in conjunction with any person, partnership, corporation or other entity in the business of Gabrielle Studio, Inc.

          (b) This Agreement may be terminated by Executive at any time after the date hereof for "good reason" by written notice effective immediately. A termination for "good reason" shall include:

          (i) if at any time Executive shall (without her prior written consent) not be Chairman of the Board and the sole Chief Executive Officer and the sole Chief Designer;

         (ii) the assignment of duties and responsibilities to Executive, or the assignment of duties and responsibilities to others, that reduce or are otherwise inconsistent with Executive's duties and responsibilities as set forth herein, in any such instance without her prior written consent;

        (iii) the Company's failure to pay to Executive all amounts duly required to be paid to her hereunder in accordance with the terms hereof (including all benefits under pension, retirement, benefits, etc.);

        (iv) any other breach by the Company of a material provision of this Agreement;

        (v)  a "change in control" of the Company, i.e., any of the following:
                                                   ----
     (x) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a person who is a shareholder of the Company on the effective date of the

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     registration statement filed under the Securities Act of 1933 as amended relating to the first public offering of securities of the Company (an "Initial Shareholder") of 30% or more of the voting power of securities of the Company, or the acquisition by an Initial Shareholder other than Executive (and excluding any such acquisition resulting from a purchase, sale, or transfer of Takihyo Inc. stock by and between any of the current stockholders of Takihyo Inc.) of an additional 5% of voting power of securities of the Company over and above that owned immediately after the closing date of the initial public offering of the Company's common stock;
     (y) any merger or sale of substantially all of the assets of the Company under circumstances where the holders of 20% or more of the equity securities of the surviving entity of such transaction were not holders of the Common Stock of the Company immediately prior to consummation of such transaction; or (z) any change in the composition of the Board of Directors of the Company not approved by: (i) a majority of the Board of Directors of the Company prior to such change; and (ii) by not less than two directors of the Company who were directors prior to the time any "person" who was not an Initial Shareholder acquired 30% or more of the voting power of securities of the Company;

         (vi) any fundamental change to the business or operations of the Company that is material to the Company as a whole and to which Executive has not given her prior written consent; and

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

        (vii) a physician of acknowledged competency shall confirm in writing to the Board of Directors of the Company that, in his professional opinion, the demands of Executive's responsibilities hereunder are such that it would materially and adversely affect her health for her to be required to discharge the material aspects of her responsibilities hereunder.

In the event of a termination by Executive for "good reason", the Company shall pay to Executive a lump sum cash payment promptly (but in any event within ten days) after termination equal to the sum of Executive's base salary, as then in effect, and incentive bonus (equal to the incentive bonus paid to Executive in the fiscal year preceding the year in which such termination occurred) for the greater of (i) a period of one year and (ii) the period which is remaining in the term of her employment agreement. In such event, the Company shall also pay to Executive an amount equal to three times the average incentive bonus paid to Executive pursuant to paragraph 5(b) hereof in the three years preceding the year (or in the event Executive has been employed hereunder for less than three years, for such number of years as the incentive bonus has been paid if less than three) in which such termination occurred.

          (c) This Agreement may be terminated as provided in Section 9(e) hereof and by the Company as provided in Section 9(e) hereof and at any time after the date hereof only for "cause" (as hereinafter defined) by written notice to Executive. The Company recognizes that for a period of years it (and its predecessor entities) has been fully familiar with Executive's ability, competence and judgment. Accordingly, "incompetence", "lack of

                                      -12-
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diligence or judgment", "insubordination" and similar faults shall not constitute grounds for termination for cause. For purposes of this Agreement, "cause" shall mean only Executive's conviction in a court of law of a crime involving money or other property of the Company. For a period of one year after termination of this Agreement by the Company for cause, Executive agrees not to participate or engage, directly or indirectly, for herself or on behalf of or in conjunction with any person, partnership, corporation or other entity, in any business activities that are directly competitive with the Company's current principal product lines and price points and could reasonably be expected to have a material adverse effect on the Company. After the date of termination of Executive's employment for cause, the Company shall not be obligated to pay Executive her base salary or incentive bonus paid, except for amounts due to the date of termination.

          (d) This Agreement shall terminate automatically upon Executive's death. In the event of termination of Executive's employment as a result of her death the Company shall pay to Executive's estate a lump sum cash payment promptly after termination, equal to Executive's base salary as then in effect and incentive bonus (equal to the incentive bonus paid to Executive in the fiscal year preceding the year in which such termination occurred) for the greater of (i) a period of one year and (ii) the period which is remaining in the term of her employment agreement.

          (e) This Agreement shall terminate at the option of the Company if Executive shall suffer "disability". For purposes hereof, "disability" shall mean the inability of Executive, due to physical, mental or other cause, to perform her material duties hereunder for a consecutive period of six (6) months. The Company shall notify Executive in writing of its decision to terminate the Agreement due to Executive's disability. If Executive disputes that she is "disabled," Executive shall submit to the examination of a physician appointed by the mutual agreement of the Company and Executive for the purpose of determining whether Executive is able to perform her material duties and the physician's decision shall be final and binding. In the event of termination of Executive's employment as a result of disability, the Company shall pay to Executive a lump sum cash payment promptly after termination equal to the sum of Executive's base salary as then in effect and incentive bonus (equal to the incentive bonus paid to Executive in the fiscal year preceding the year in which such termination occurred) for the greater of (i) a period of one year and (ii) the period which is remaining in the term of her employment agreement.

          (f) Upon termination of Executive's employment under this Section 9 with respect to all positions and offices to which this Agreement relates, Executive shall be deemed to have resigned as an officer of the Company and its affiliates, if then so acting.

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

          10.  Confidential Information.  (a)  The Executive acknowledges that
               ------------------------
because of her experience, knowledge and expertise and because of her duties and her position of trust under this Agreement, she will be able to develop the trust, confidence and good will of, and close relationships with, the customers of the Company and will become familiar with the trade secrets and other confidential information of the Company which are valuable assets and property rights of the Company and its affiliates. Executive therefore agrees that she will not, during the term of this Agreement or at any time thereafter, either directly or indirectly, disclose to any person, firm or corporation such trade secrets or other confidential information. The Executive agrees to retain all such trade secrets and other confidential information in a fiduciary capacity for the sole benefit of the Company, its successors and assigns. Upon termination of her employment by the Company or at any time that the Company may so request, Executive will surrender to the Company all records, papers, notes, reports and other documents (and all copies thereof) relating to the business of the Company and its affiliates, which she may then possess or have under her control; except that Executive shall be permitted to retain copies of all papers which relate to those activities in which Executive is permitted to engage pursuant to the terms of the License Agreement dated the date hereof by and between Gabrielle Studio, Inc. and Donna Karan Studio and, except that Executive shall retain the right to have access to and make copies and extracts of the Company's design, advertising and public relations archives and to borrow products from the Company's archives for temporary use, provided that in no event shall such access be used in any business competitive with that of the Company. A matter shall no longer be deemed a trade secret or confidential when it becomes publicly known through no fault of Executive. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

          (b) In the event that any of the covenants set forth in this paragraph or in paragraph 9 hereof are more restrictive than permitted by the laws of the jurisdiction in which the Company seeks enforcement thereof, each of such covenants shall be deemed limited to the extent permitted by such laws and modified to conform therewith by the Court or other tribunal before which an enforcement action is brought, in the exercise of its equitable jurisdiction.

          11.  Equitable Remedies.  The services of the Executive are of a
               ------------------
unique nature and of extraordinary value and of such a character that a breach by Executive of the non-compete provisions of paragraph 9 hereof will result in irreparable damage and injury to the Company for which the Company will not have any adequate remedy at law. Therefore, in the event that Executive commits or threatens to commit a breach of her agreement not to compete, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction, Executive's ability to answer in damages shall not be a bar or interposed as a defense to the granting of such injunction. The right and remedy enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity. The provisions of this paragraph 11 shall survive any expiration or termination of this Agreement.

          12.  Separability.  In the event that any provision or any portion of
               ------------
any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement (and the balance of any provisions held void or unenforceable in part only) shall continue in full force and effect.

          13.  Authority to Enter Agreement.  The Executive represents and
               ----------------------------
warrants that she is not subject to any existing employment agreement and that she has made no commitment of any kind whatsoever inconsistent with the provisions of this Agreement.

          14.  No Mitigation.  In the event Executive's employment is
               -------------
terminated, Executive shall have no duty to mitigate the Company's financial obligations to her, and any amounts she receives that might otherwise be considered to mitigate such obligations shall not be deemed to do so.

          15.  Indemnification.  The Company will indemnify Executive to the
               ---------------
fullest extent permitted by law against all charges and expenses (including reasonable legal expenses) in connection with any action or proceeding she

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is made a party by reason of her being an employee, officer or director of the
Company.

          16.  Reimbursement of Expenses.  In the event it becomes necessary for
               -------------------------
Executive to sue on any aspect of this Agreement, and the Company does not fully prevail, then the Company shall reimburse Executive for all of her legal fees and expenses (on a grossed-up basis to give effect to any taxes to Executive on such reimbursed amount) in pursuing such matter.

          17.  Assignment.  This Agreement may not be assigned by Executive, but
               ----------
may be assigned by the Company to any successor in interest in a transaction not constituting a "change of control" as set forth in paragraph 9(b)(v) hereof. This Agreement shall inure to the benefit of, and shall be binding upon the Company, its permitted successors and assigns, and Executive, her legal representatives, executors and administrators.

          18.  Entire Agreement.  This Agreement contains the full and complete
               ----------------
understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          19.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

          20.  Waiver; Amendments and Consents.  No waiver by either party of
               -------------------------------
any breach of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of

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such provision or of any other provision herein contained.  Any amendment to this Agreement, and any consent or waiver by a party hereto to any provision of this Agreement, shall be in writing and delivered to both parties to this Agreement.

          21.  Notices.  Except as otherwise specifically provided herein, any
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notice or other communication given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail, return receipt requested, as follows:

     If to the Company:
               Donna Karan International Inc.
               550 Seventh Avenue
               New York, New York  10018
               Attention:  President

     If to the Executive:

               Ms. Donna Karan
               550 Seventh Avenue
               New York, New York  10018

          The foregoing addresses may be changed by notice given in the manner set forth in this paragraph 21.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              DONNA KARAN INTERNATIONAL INC.

                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              ----------------------------------

                                       DONNA KARAN

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